Exhibit 99.1

Finjan Mobile Achieves More Than a Million Downloads with its InvinciBull VPN

Enhanced, “Always-on” VPN Spearheads Rapid Adoption

East Palo Alto, CA – January 24, 2019 – Finjan Holdings, Inc. (NASDAQ: FNJN), a pioneer in cybersecurity, today announced that its subsidiary, Finjan Mobile, Inc. and its enhanced VPN, InvinciBull, has grown its customer base since its September launch. InvinciBull is a set-it-once Virtual Private Network uniquely designed to stream content and data securely and anonymously wherever you are on the planet.

“We have taken the worry out of using a personal VPN with our ‘always protected’ feature that ensures consumers don’t have to remember to turn InvinciBull on to stay safe when using public networks,” said June Bower, Head of Marketing for InvinciBull. “We attribute the growth to the ease of using InvinciBull, designed to ensure business travelers can stay safe and connect to the content they need, whether on the road or at home.”

Shortly after launching in September, InvinciBull was recognized by Ntrepid as being one of the leading VPN providers, and was entrusted with their estimated 4,000 users, as they migrated from their consumer VPN offering, Anonymizer, to InvinciBull.

Additionally, InvinciBull recently received high marks in a review by BestVPN. The reviewer noted, “Undoubtedly, security is the thing number one a trustworthy VPN should provide customers. InvinciBull encrypts your data using military-grade AES 256-bit encryption. Moreover, it has patented technology in the form of a built-in browser. The browser informs users if the web page is dangerous and if the website they visit is tracking their information.”

“Having been created by a pioneer in cybersecurity, Finjan Holdings takes personal data seriously and assures that the InvinciBull app does not use or sell customer data,” said Gregory Falco, Ph.D., a cyber security researcher at MIT’s Computer Science and Artificial Intelligence Lab (CSAIL) and founder of NeuroMesh. “One of the biggest barriers to adopting privacy measures on the internet is convenience. InvinciBull removes that barrier. Every time you access a network that’s not your own, InvinciBull’s ‘always protected’ feature automatically activates.”

InvinciBull’s mission to protect devices from malicious content on the internet is aligned with Finjan Holding over 20-year history as a cybersecurity innovator. The company believes that individuals deserve access to innovative tools and technology that protect their online activity and secure their privacy.

The InvinciBull App is available for download on InvinciBull.io and is available on the iOS and Android platforms in the iTunes and Google Play stores. The Basic VPN Plan is free, which allows users to connect to the nearest location and use of up to 1GB of VPN data per month.

About Finjan Holdings, Inc.
Established 20 years ago, Finjan Holdings, Inc. is a globally recognized leader in cybersecurity. Finjan Inc.'s inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.

Follow Finjan Holdings, Inc.:
Twitter: @FinjanHoldings
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Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan's expectations and beliefs regarding Finjan's licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' strategic initiatives to achieve future growth and deliver value to shareholders ; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2017, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Media Contact for InvinciBull
Bonnie Rothman
Company B for InvinciBull
914-500-5150
bonnie@companyb-ny.com

Investor Contact:
Vanessa Winter | Director of Investor Relations, Finjan Holdings
Valter Pinto | KCSA Strategic Communications
(650) 282-3245 | investors@finjan.com